Exhibit 23.1

Deloitte &
    Touche                      ------------------------------------------------
                                Deloitte & Touche LLP  Telephone: 604) 669-4466
                                Suite 2100             Facsimile: (604) 685-0395
                                1055 Dunsmuire Street
                                P.O. Box 49279
                                Four Bentall Centre
                                Vancouver, British Columbia
                                V7X 1P4



             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-06616) of our report dated February 25, 1999 on our audits of the consolidated financial statements of MDSI Mobile Data Solutions Inc. and its subsidiaries as of December 31, 1997 and 1998, which report is included in the Annual Report on Form 10-K of MDSI Mobile Data Solutions Inc. for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
CHARTERED ACCOUNTANTS


Vancouver, British Columbia
March 30, 1999